Fourth Quarter and Year-End 2021 Earnings Release Conference Call
February 11, 2022

Randy Wilson – Terex Corporation – Director, Investor Relations & Corporate Treasury

Good morning and welcome to the Terex fourth quarter and year-end 2021 earnings conference call. A copy of the press release and presentation slides are posted on our Investor Relations website at investors.terex.com. In addition, the replay and slide presentation will be available on our website. I am joined by John Garrison, Chairman and Chief Executive Officer and Julie Beck, Senior Vice President and Chief Financial Officer. Their prepared remarks will be followed by a question and answer session.

Please turn to slide 2 of the presentation, which reflects our safe harbor statement. Today's conference call contains forward-looking statements which are subject to risks that could cause actual results to be materially different from those expressed or implied. In addition, we will be discussing non-GAAP information that we believe is useful in evaluating the Company's operating performance. Reconciliations for these non-GAAP measures can be found in the conference call materials. Please turn to slide 3 and I’ll turn it over to John Garrison.

John L. Garrison, Jr. – Terex Corporation – Chairman and Chief Executive Officer
Thank you, Randy and good morning. I would like to welcome everyone to our earnings call and thank you for your interest in Terex. We are proud of all Terex team members who are keeping themselves and others safe, meeting the needs of customers and helping our communities. I would like to thank our team members around the world for their continued commitment to our Zero Harm Safety Culture and Terex Way Values. Safety remains the top priority of the Company, driven by Think Safe, Work Safe, Home Safe. Our strong commitment to Zero Harm is driving improvement of safety metrics, such as Total Recordable Incident Rate, which has significantly improved over the past five years. This is a testament to the hard work and dedication of our team members.

Please turn to slide 4. Our strong Environmental, Social and Governance foundation drives stakeholder value. A few highlights as we progress on our ESG journey. First, Environmental, Terex’s products help our customers to meet their sustainability goals. Two-thirds of Genie Scissors, one-third of Genie Booms and 60% of Materials Processing (“MP”) products have an electric option. Turning to Social, Diversity, Equity and Inclusion is being embraced and driven throughout the organization. Next, leading with strong Governance, our ESG efforts are led by senior management with oversight from our board of directors. We are firm believers in our actions matching our words, whether it is producing sustainable products, promoting diversity, equity and inclusion, or being good global citizens. The team recognizes there is more work to do around this important topic and we will provide updates throughout the year.

Please turn to slide 5 to review our Q4 2021 financial highlights. We had an excellent quarter; earnings per share (“EPS”) of $0.82 nearly quadrupled year-over-year, sales were up 26% year-over-year and we ended 2021 with a record backlog of $3 billion, up 122%, driven by strong customer global demand, and focused cost management continued, resulting in 300 basis points of operating margin improvement. Overall, the fourth quarter financial performance demonstrated strong execution by our team members in a dynamic and challenging operating environment.

Please turn to slide 6. Our Execute, Innovate, and Grow strategy has strengthened our business operations in 2021. On execution, the team proactively managed supply chain disruptions to deliver sales growth of 26% year-over-year, aggressively managed costs to deliver a 430 basis point improvement in SG&A as percent of sales, and improved Genie’s future cost competitiveness as our temporary Mexico facility is now producing telehandlers and continues to ramp up. Turning to innovation, we introduced new products including environmental and recycling solutions in MP, new electric offerings in Genie, and electric grid products in Utilities. We continued to invest in connected assets and digital capabilities, such as customer dealer integration and telematics across the enterprise to better serve customers. We invested in our businesses for future growth, both organically and inorganically. The team expanded production capabilities of mobile crushing and screening equipment in China and Northern Ireland, acquired MDS International, offering adjacent products for our MP customers, and continued expansion of service facilities such as our new Houston, Texas location for Utilities customers.

Please turn to slide 7. Our MP segment is a consistent, strong performer. It is a diversified, high performing portfolio of businesses, which continues to invest for future growth. MP’s brands have leading positions in their respective markets with excellent end-market product and geographic diversification. We have a great opportunity to grow organically through innovation, product and service development, and expanding into product adjacencies, including conveying, washing, environmental and recycling. Parts and service remains a focus for the segment as it continues to develop and deploy digital offerings for dealers and customers. More than 8,000 of MP’s machines are fitted with telematics hardware and the number of dealers using Customer Dealer Integration or “CDI” has doubled in 2021. MP’s end market diversification is a strength whether it is aggregates, construction, recycling or global infrastructure, all of these markets are growing.

Please turn to slide 8 and I will review Aerial Work Platforms’ (“AWP”) offerings and end-markets. Starting with our Utilities business, it has excellent growth prospects. The need to maintain and grow the electrical grid, along with the continued 5G rollout, will drive multi-year demand. Some key product lines for Terex Utilities include bucket trucks, digger derricks and tree trimmers, used for the maintenance and expansion of electrical grids. Also, we recently invested in Viatec’s battery technology for utility trucks called Smart Power Takeoff or “Smart PTO”. This environmentally friendly solution allows our utility booms to operate without truck idling. As a result, our customers can reduce vehicle maintenance and carbon emissions. Turning to our Genie business, Genie is a globally recognized brand with great products. The 60-foot J Boom was named a “Contractor’s Top 50 New Product”. Hybrid power options on scissor and booms provide indoor and outdoor job site flexibility with quiet, emission-free performance and our new telehandler offers increased lift capacity and lower cost of ownership. These products demonstrate Genie’s strength in listening to customers and responding with innovative, industry leading products. Genie’s end-markets of construction, infrastructure and industrial applications will drive demand. Further, we are at the beginning of a new multi-year replacement cycle in North America and European rental markets.

Please turn to slide 9 and I will discuss the supply chain environment. Like most other industrial companies, we are facing shortages and cost pressures from materials, logistics, freight and labor. These headwinds have constrained our growth in the short-term. The significant increase in COVID cases in January and February around the world are impacting our production and suppliers’ deliveries. However, we are aggressively managing these challenges. The team continues to: mitigate cost pressures and minimize production disruption by staying close to our existing suppliers and expanding our supply base, redesign components to maximize availability of critical inputs to improve production, provide transparent communication of delivery and cost headwinds to our customers, and we have taken pricing actions, but they have not been sufficient to offset unprecedented material and logistics inflation, which accelerated in the back half of 2021. We anticipate these challenges to continue in the first half of 2022. However, for the full year, we anticipate material costs stabilizing and being price cost neutral as price realization improves throughout the year. Our production and supply chain team members are working tirelessly. They are demonstrating resilience and flexibility to increase customer deliveries. And, with that, I will turn it over to Julie for her first earnings call with Terex.

Julie Beck – Terex Corporation – Senior Vice President and Chief Financial Officer

Thanks, John, and good morning to everyone. I am very excited to have joined Terex, with its great brands, Terex Way Values, strong history and strong balance sheet. I look forward to working with the team to drive operational margin improvement, free cash flow generation, growth and enhancing value for all stakeholders.

Now, turning to slide 10. I want to congratulate the team on posting excellent fourth quarter results. Looking at the fourth quarter, sales of $990 million were up 26% year-over-year as end-market demand remained strong. For the quarter, we recorded an operating profit of $70 million, more than double our operating profit of $32 million in the fourth quarter of last year. Operating profit increased due to strong sales and $3 million of positive financial callouts. Operating margins improved 300 basis points in the quarter, driven by actions to prudently manage and reduce costs. We achieved this positive operating result through disciplined cost control, while adapting to a dynamic market environment. Interest and other expense was approximately $8 million lower than the fourth quarter of 2020, due to a gain related to the relocation of our Genie administrative office and reduced debt levels. Our effective tax rate of approximately 15% benefited from discrete items, including the favorable resolution of tax audits. Our fourth quarter EPS of $0.82 increased nearly four times, representing a $0.61 improvement over last year. The financial callouts highlighted on this slide represent a $0.16 benefit in the quarter. Free cash flow for the quarter was below our expectations. First, we have not yet received an approved $39 million IRS refund, and second, inventories increased due to disruption and logistics delays.

Turning to slide 11 and our MP segment financial results. MP continued to perform very well with sales of $454 million, up 24% compared to the fourth quarter of 2020, and the business ended the year with a backlog of $1 billion, which is nearly double that of a year ago. These results were driven by continued strong customer demand in all end-markets and geographies. MP delivered 13.8% operating margins by driving sales growth, while managing material costs and manufacturing headwinds. This is a testament to the team’s operational execution.

Turning to slide 12 and our AWP segment financial results. AWP sales of $534 million increased by 30% compared to last year, driven by strong global end-market demand. AWP fourth quarter bookings of $922 million were up 23% year-over-year, while backlog at quarter-end was nearly $2 billion, up 137% from the prior year. AWP delivered improved operating margin of 4.8% in the quarter, driven by strong customer demand and prudent expense management.

Turning to slide 13 and full-year 2021 financial highlights. Our performance in 2021 reflected strong improvement in the business and the extraordinary efforts of our team members. EPS increased significantly from $0.13 to $3.07, or a $2.94 improvement. Sales of $3.9 billion were up 26% year-over-year as end-markets recovered. Operating margin of 8.4% expanded 620 basis points driven to strict expense discipline. SG&A spending was $42 million lower year-over-year, at 11% of sales, beating our 12.5% target. We delivered a 32% incremental margin, exceeding our 25% target, and we repaid a half billion dollars of debt, reducing net leverage to 1.1 times.

Turning to slide 14. This slide summarizes our 2021 financial results and callouts. Included in our operating profit were $5 million of positive callouts. Below the line there were $29 million of non-cash charges associated with our debt refinancing and term loan repayment. This was partially offset by a $12 million cash gain related to our Genie administrative office relocation.

Turning to slide 15. I want to reaffirm our disciplined capital allocation strategy, including a strong balance sheet and free cash flow generation to enable growth. Our team members remained vigilant and aggressively managed all costs, generating $125 million of free cash flow in the year. Our strong free cash flow generation and proceeds from the sale of our Terex Financial Services portfolio in February 2021 allowed us to repay a half billion dollars of debt in the year, resulting in net leverage of 1.1 times. As a reminder, we have no near-term maturities. Our next maturity is in 2024. We continued to invest in the business in 2021 with $60 million of capital expenditures. Our strong balance sheet and free cash flow generation allowed our board of directors to reinstate and pay out a quarterly dividend for 2021. Just this week, the board has approved an increased dividend of $0.13 per share as we continue to return cash to our shareholders. We have ample liquidity, with $867 million available to us at year-end, so we can manage and grow the business.

Now turning to slide 16 and our full-year 2022 outlook. I would like to update you on how we currently anticipate 2022 to develop financially. It is important to realize we are operating in an unprecedented supply chain environment and a pandemic, so results could change, negatively or positively.  With that said, this outlook represents our best estimate as of today. We anticipate EPS of $3.55 to $4.05 based on sales of approximately $4.1 to $4.3 billion. Traditional seasonality of sales is less applicable in 2022 as the supply chain environment has extended product deliveries. This sales outlook reflects the latest dialogue with our suppliers. Our 2022 sales are not a function of demand, rather the ability of the supply chain to deliver components. We have the internal capacity to produce more and have demonstrated such in the past. AWP sales of $2.3 to $2.4 billion and MP sales of $1.8 to $1.9 billion reflect strong customer demand, but with the constraint presented by the supply chain. Turning to operating margin, we expect operating margin for the year to be in the range of 8.8% to 9.5%. Operating margin is expected to be lower in the first half of 2022 and higher in the second half as supply chain headwinds abate and pricing actions taken are realized as backlog is shipped. To help frame the development of operating margin in 2022, the first quarter of 2022 will see increased cost pressures compared to the fourth quarter of 2021. MP’s margins of 14% to 14.5% will be relatively balanced throughout 2022, but the first quarter will be challenged by supply chain constraints. AWP operating margins of 7.8% to 8.5% reflect significantly higher input costs peaking in the first quarter with price realization improving throughout the year as we work through the backlog. In the first quarter of 2022 we expect AWP operating margins in the low single digits and meaningfully improving throughout the year. Based upon global tax laws, we expect a 2022 effective tax rate of approximately 20.5% due to higher U.S. income and lower discrete benefits, partially offset by lower local and U.S. tax on rest of world income. For 2022, we are estimating free cash flow of $175 to $225 million, reflecting another year of positive cash generation. We also estimate capital expenditures, net of asset dispositions, will be approximately $90 million, the largest component being our Genie Mexico facility. Corporate and other costs are planned to occur relatively evenly throughout the year. Overall, our 2022 guidance represents a continued improvement in operating performance when compared to 2021, despite the challenging supply chain environment.

Turning to slide 17. Our 2022 EPS outlook reflects the following assumptions. From an operational perspective, sales will increase as customer demand remains strong. Pricing actions, along with manufacturing efficiencies, will offset cost pressures. SG&A reflects prudent investment in the business including our new product development, engineering and digital initiatives and remains at 11% of sales. Further, non-operational impacts include unfavorable foreign exchange headwinds due to a lower Euro exchange rate when compared to 2021. In addition, we have an unfavorable tax impact as our full-year effective tax rate is expected to normalize to approximately 20.5% as favorable, discrete items from 2021 are not expected to repeat. These two items together amount to a $0.30 per share headwind. Next, favorable interest and other expense, due to lower debt levels and interest rates. Finally, one-time items, both positive and negative, related to our bond refinancing and Genie administrative office relocation are not expected to reoccur. Taken together these assumptions result in our 2022 EPS outlook of $3.55 to $4.05. This outlook is the best view at this time and can be impacted positively or negatively depending on how the supply chain develops in 2022.

Before I finish, I would like to thank John Sheehan for his support and teaching me all things Terex and leaving me such a strong finance team. Happy retirement, Duffy. And with that, I will turn it back over to you, John.

John L. Garrison, Jr. – Terex Corporation – Chairman and Chief Executive Officer

Thanks Julie, turning to slide 18. Looking ahead to 2022, let me provide you a few highlights from our Execute, Innovate and Grow strategy. Execution is the foundation to deliver on our commitments to our team members, customers, and shareholders. We must and will continue to drive operational improvements. Turning to Innovation, we are investing in new product development, whether it is electrification of our products or new end-market applications, such as recycling and environmental. We are also investing in digital in multiple facets of the business, improving our internal business processes and enhancing the ease of doing business with Terex. Growing Terex is a focus for all team members. We are investing in parts and service capabilities and expanding manufacturing capacity as we look to better serve our customers. We have a disciplined M&A process and are looking to grow from acquisitions.

Turning to slide 19 to conclude my prepared remarks. Terex is well positioned to deliver increased shareholder value in 2022 because we have strong businesses, strong brands, and strong market positions upon which we can grow. We will continue to invest, including in new products and manufacturing capacity where demand calls for it, and we have demonstrated resiliency and adaptability in a challenging environment. I am confident this will result in Terex being an even stronger company. And with that, let me turn it back to Randy.

Randy Wilson – Terex Corporation – Director, Investor Relations & Corporate Treasury

Thanks, John. As a reminder, during the question and answer session, we ask you to limit your questions to one and a follow-up to ensure we answer as many questions as possible this morning. With that, I would like to open it up for questions. Operator.

4